                                                                    Exhibit 10.3

================================================================================

                             LEASE AGREEMENT BETWEEN

                     W9/TIB REAL ESTATE LIMITED PARTNERSHIP,

                                AS LANDLORD, AND

                                 ERUNWAY, INC.,

                                    AS TENANT

                            DATED AS OF JUNE __, 2000

                           WESTBOROUGH, MASSACHUSETTS

================================================================================

                                           MASSACHUSETTS OFFICE LEASE FORM
                                           VERSION 13 - LAST REVISED AUGUST 1999

                             BASIC LEASE INFORMATION

Lease Date:                      as of June ___, 2000.

Landlord:                        W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a
                                 Delaware limited partnership.

Tenant:                          ERUNWAY, INC., a Delaware corporation.

Premises:                        Suite No. 310, containing 10,499 rentable
                                 square feet, in the building (the "BUILDING"),
                                 whose street address is 2000 West Park Drive,
                                 Westborough, Massachusetts. The Premises are
                                 shown cross-hatched on the plan attached to the
                                 Lease as Exhibit A. The term "Building"
                                 includes the land (the "LAND") on which the
                                 Building is located, and the driveways, parking
                                 facilities, and similar improvements located
                                 thereon.

Office Park:                     The buildings whose street address are 1500
                                 West Park Drive, Westborough, Massachusetts,
                                 1700 West Park Drive, Westborough,
                                 Massachusetts, 1800 West Park Drive,
                                 Westborough, Massachusetts, 1900 West Park
                                 Drive, Westborough, Massachusetts, and 2000
                                 West Park Drive, Westborough, Massachusetts,
                                 and the land on which such buildings are
                                 located and all other buildings or improvements
                                 now or hereafter located on such land. The
                                 parcels of land which presently comprise the
                                 Office Park (the "OFFICE PARK LAND") are
                                 described on Exhibit B attached hereto.

Term: Approximately 60 months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 60th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:               The earlier of (a) the date on which Tenant
                                 occupies any portion of the Premises and begins
                                 conducting business therein, or (b) July 1,
                                 2000 (provided, that if Landlord is unable to
                                 deliver possession of the Premises to Tenant by
                                 such date, then, as provided in Section 3 of
                                 the Lease, Tenant shall accept possession of
                                 the Premises on the date Landlord tenders
                                 possession thereof to Tenant, which date will
                                 then be the "Commencement Date").

Basic Rent:                      Basic Rent shall be the following amounts for
                                 the following periods of time:

                                 Lease Month   Monthly Basic Rent
                                 -----------   ------------------
                                 1 - 60            $21,872.92

                                 As used herein, the term "LEASE MONTH" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic
                                 Rent rate applicable

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
                                 for such partial month).

Security Deposit:                $262,475.04.

Additional Security Deposit:     $291,199.96

Rent:                            Basic Rent, Tenant's Proportionate Share of
                                 Taxes and Electrical Costs, Tenant's share of
                                 Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:                   General office use.

Tenant's Proportionate Share:    16.62%, which is the percentage obtained by
                                 dividing (a) the number of rentable square feet
                                 in the Premises as stated above by (b) 63,180,
                                 which is the number of rentable square feet in
                                 the Building. Landlord and Tenant stipulate
                                 that the number of rentable square feet in the
                                 Premises and in the Building set forth above
                                 shall be binding upon them.

Expense Stop:                    Operating Costs per rentable square foot in the
                                 Building for the calendar year 2000 (grossed up
                                 as provided in Section 4.(b)(6) of the Lease).

Base Tax Year:                   The fiscal year ending June 30, 2001.

Initial Liability Insurance
Amount:                          $3,000,000.00.

Tenant's     Prior to Commencement Date:              Following Commencement Date:
Address:     eRunway, Inc.                            eRunvay, Inc.
             176 East Main Street                     2000 West Park Drive
             Westborough, Massachusetts 01581         Westborough, Massachusetts 01581
             Attention: Chief Financial Officer       Attention: Chief Financial Officer
             Telephone: 508-366-9955                  Telephone: 508-366-9955
             Telecopy: 508-366-9901                   Telecopy: 508-366-9901

Landlord's   For all Notices:                         With a copy to:
Address:     W9/TIB Real Estate Limited Partnership   W9/TIB Real Estate Limited Partnership
             c/o Archon Group, L.P.                   c/o Archon Group, L.P.
             1275 K Street, N. W., Suite 900          600 East Las Colinas Blvd., Suite 400
             Washington, D.C. 20005                   Irving, Texas 75039
             Attention: Asset Manager                 Attention: General Counsel - 2000
             Telephone: 202-216-5800                  West Park Drive, Westborough, Massachusetts
             Telecopy: 202-216-5801                   Telephone: 972-368-2200
                                                      Telecopy: 972-368-3199

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:                               W9/TIB REAL ESTATE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: W9/TIB Gen-Par, Inc., a Delaware
                                            corporation, its general partner


                                        By: /s/ Stephen M. Abelman
                                            ------------------------------------
                                        Name: Stephen M. Abelman
                                        Title: Assistant Vice President


TENANT:                                 ERUNWAY, INC, a Delaware corporation


                                        By: /s/ JACK STEINKRAUSS
                                            ------------------------------------
                                        Name: JACK STEINKRAUSS
                                        Title: SVP

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. Definitions and Basic Provisions .....................................     1

2. Lease Grant; Common Areas ............................................     1

3. Tender of Possession .................................................     2

4. Rent .................................................................     2
   (a) Payment ..........................................................     2
   (b) Operating Costs; Taxes; Electrical Costs .........................     2
   (c) Tenant Inspection Right ..........................................     4

5. Delinquent Payment; Handling Charges .................................     5

6. Security Deposit .....................................................     5

7. Landlord's Obligations ...............................................     6
   (a) Services .........................................................     6
   (b) Excess Utility Use ...............................................     7
   (c) Restoration of Services ..........................................     7
   (d) Alternate Service Provide ........................................     7

8. Improvements; Alterations; Repairs; Maintenance ......................     8
   (a) Improvements; Alterations ........................................     8
   (b) Repairs; Maintenance .............................................     8
   (c) Performance of Work ..............................................     8
   (d) Mechanic's Liens .................................................     8

9. Use ..................................................................     9

10. Assignment and Subletting ...........................................     9
   (a) Transfers ........................................................     9
   (b) Consent Standards ................................................     9
   (c) Request for Consent ..............................................     9
   (d) Conditions to Consent ............................................    10
   (e) Cancellation .....................................................    10

   (f) Additional Compensation ..........................................    10
   (g) Permitted Transfers ..............................................    10

11.Insurance; Waivers; Subrogation; Indemnity ...........................    11
   (a) Tenant's Insurance ...............................................    11
   (b) Landlord's Insurance .............................................    12
   (c) No Subrogation ...................................................    12
   (d) Indemnity ........................................................    12

12.Subordination; Attornment; Notice to Landlord's Mortgagee ............    12
   (a) Subordination ....................................................    12
   (b) Attornment .......................................................    13
   (c) Notice to Landlord's Mortgagee ...................................    13
   (d) Landlord's Mortgagee's Protection Provisions .....................    13

13.Rules and Regulations ................................................    13

14.Condemnation .........................................................    13
   (a) Total Taking .....................................................    13
   (b) Partial Taking-Tenant's Rights ...................................    13
   (c) Partial Taking-Landlord's Rights .................................    14
   (d) Award ............................................................    14

15.Fire or Other Casualty ...............................................    14
   (a) Repair Estimate ..................................................    14
   (b) Tenant's Rights ..................................................    14
   (c) Landlord's Rights ................................................    14
   (d) Repair Obligation ................................................    14
   (e) Abatement of Rent ................................................    15

16.Personal Property Taxes ..............................................    15

17.Events of Default ....................................................    15
   (a) Payment Default ..................................................    15
   (b) Abandonment ......................................................    15
   (c) Estoppel .........................................................    15
   (d) Other Defaults ...................................................    15
   (e) Insolvency .......................................................    15
   (e) Additional Security Deposit ......................................    16

18.Remedies .............................................................    16
   (a) Termination of Lease .............................................    16

   (b) Termination of Possession ........................................    16
   (c) Alteration of Locks ..............................................    16

19.Payment by Tenant; Non-Waiver; Cumulative Remedies ...................    16
   (a) Payment by Tenant ................................................    16
   (b) No Waiver ........................................................    17
   (c) Cumulative Remedies ..............................................    17

20.Landlord's Lien ......................................................    17

21.Surrender of Premises ................................................    17

22.Holding Over .........................................................    18

23.Certain Rights Reserved by Landlord ..................................    18
   (a) Building Operations ..............................................    18
   (b) Security .........................................................    18
   (c) Prospective Purchasers and Lenders ...............................    18
   (d) Prospective Tenants ..............................................    18

24.[Intentionally Omitted] ..............................................    19

25.Miscellaneous ........................................................    19
   (a) Landlord Transfer ................................................    19
   (b) Landlord's Liability .............................................    19
   (c) Force Majeure ....................................................    19
   (d) Brokerage ........................................................    19
   (e) Estoppel Certificates ............................................    19
   (f) Notices ..........................................................    19
   (g) Separability .....................................................    19
   (h) Amendments; and Binding Effect ...................................    20
   (i) Quiet Enjoyment ..................................................    20
   (j) No Merger ........................................................    20
   (k) No Offer .........................................................    20
   (1) Entire Agreement .................................................    20
   (m) Waiver of Jury Trial .............................................    20
   (n) Governing Law ....................................................    20
   (o) Recording ........................................................    20
   (p) Joint and Several Liability ......................................    20
   (q) Financial Reports ................................................    20
   (r) Landlord's Fees ..................................................    21
   (s) Telecommunications ...............................................    21
   (t) Confidentiality ..................................................    21

   (u) Authority ........................................................    21
   (v) Hazardous Materials ..............................................    22
   (w) List of Exhibits .................................................    22

26.Other Provisions .....................................................    22

                                      LEASE

     THIS LEASE AGREEMENT (this "LEASE") is entered into as of June _________________, 2000, between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and ERUNWAY, INC., a Delaware corporation ("TENANT").

     1. DEFINITIONS AND BASIC PROVISIONS. The definitions and basic provisions set forth in the Basic Lease Information (the "BASIC LEASE INFORMATION") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "AFFILIATE" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "BUILDING'S STRUCTURE" means the Building's exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; "BUILDING'S SYSTEMS" means the Building's HVAC, life-safety, plumbing, electrical, and mechanical systems; "INCLUDING" means including, without limitation; "LAWS" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Building, and "LAW" shall mean any of the foregoing; and "TENANT PARTY" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

     2. LEASE GRANT; COMMON AREAS. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

     Tenant shall have the non-exclusive right during the Term to use the Common Areas (as defined below) for itself, its employees, agents, customers, invitees and licensees. The phrase "COMMON AREAS" as used herein shall mean the portions of the Building which are from time to time designated and improved for common use by or for the benefit of more than one tenant of the Building, including, but not limited to, any of the following: the land and facilities used as parking areas, access and perimeter roads, landscaping areas, exterior walks, stairways, ramps, interior corridors, stairs, but excluding any portion thereof when designated by Landlord for a non-common use. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to (i) to close, if necessary, all or any portion of the Common Areas to such extent as may be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; (ii) to close temporarily all or any portion of the Common Areas to discourage non-tenant use;
(iii) to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Building; and (iv) to do and perform such other acts in, to and with respect to the Common Areas as Landlord shall determine to be appropriate for the Building. Landlord shall have the right to increase the size of the Common Areas, including the expansion thereof to adjacent property, to reduce the Common Area, to reconfigure the parking spaces and improvements on the Common Areas, and to make such changes therein and thereto from time to time which in Landlord's opinion are desirable and in the best interests of all persons using the Common Areas. Any portion of the Building not originally included within the Common Areas shall be so included if and when so designated by Landlord for common use. Tenant shall use and shall use reasonable efforts to cause its agents, employees, invitees, vendors, suppliers and independent contractors to use such access roads and operate trucks and trailers delivering merchandise to and from the Premises upon and over such access roads as are designated by Landlord as a means of ingress to and egress from the Premises. Landlord may establish a system or systems of validation or other type of operation to control the parking areas within the Common Areas. Nothing contained in this Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, the location, layout or type of parking areas within the Common Areas.

     3. TENDER OF POSSESSION. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant (with the Work to be performed by Landlord therein, if any, Substantially Completed) on or about July 1, 2000 (the "ESTIMATED DELIVERY DATE"). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) Landlord shall not be in default hereunder or be liable for damages therefor, and (b) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within 10 days after Landlord has requested the same, a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter). Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent, Additional Rent, Taxes and Electrical Costs (each as defined herein).

     4. RENT.

          (a) PAYMENT. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), at Landlord's address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          (b) OPERATING COSTS; TAXES; ELECTRICAL COSTS.

               (1) Tenant shall pay to Landlord the amount (per each rentable square foot in the Premises) ("ADDITIONAL RENT") by which the annual Operating Costs (defined below) per rentable square foot in the Building exceed the Expense Stop (per rentable square foot in the Building). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the base year, if the Expense Stop is calculated on a base year basis), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               (2) The term "OPERATING COSTS" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries (including management fees) of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Building (together with Landlord's reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Building), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Building, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.(b); (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including alarm service, window cleaning, and elevator maintenance).

          Operating Costs shall also include the Building's pro rata share of the costs of operating, managing, maintaining and cleaning (including, without limitation, snow and ice removal) the common areas and facilities of the Office Park shared by the Building and other buildings in the Office Park, including, without limitation, the costs of landscaping, insurance, security, snow plowing/sanding; the cost of maintaining and repairing the entrance and side roads and sidewalks within the Office Park, the drainage system, the Office Park directory and signage, the irrigation system and the street lights: and the cost of providing electricity to the street lights. The Building's pro rata share (as referred to in the preceding sentence) shall be equal to a fraction, the numerator of which is the total number of rentable square feet of floor area in the Building and the denominator of which is the total number of rentable square feet of floor area in all the buildings in the Office Park, from time to time.

          Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4.(b)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes; and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building. If the Expense Stop is calculated on a base year basis, Operating Costs for the base year only shall not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages; or amortized costs relating to capital improvements.

               (3) Tenant shall also pay its Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Tax Year. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "TAXES" shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

               (4) Tenant shall also pay to Landlord Tenant's Proportionate Share of the cost of all electricity used by the Building ("ELECTRICAL COSTS"). Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord's estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

               (5) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4.(b)(6), and of the Taxes for the previous year (the "OPERATING COSTS AND TAX STATEMENT"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs or Electrical Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               (6) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

          (c) TENANT INSPECTION RIGHT. Provided no Event of Default then exists after receiving an annual Operating Costs and Tax Statement and giving Landlord 30 days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs for the period of time covered by such Operating Costs and Tax Statement in accordance with the following provisions.

If Tenant fails to object to the calculation of Operating Costs on an annual Operating Costs and Tax Statement within 30 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 90 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs for the year in question and the calculation of Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $150 per hour of Landlord's or the building manager's employee time devoted to such inspection or audit, to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Costs for the period in question is determined to be in error by more than 5% in the aggregate, and, as a result thereof, Tenant paid to Landlord $1.00 per square foot in the Premises more than the actual Operating Costs due for such period, in which case Landlord shall pay the audit cost (not to exceed the amount Tenant was overcharged for the period in question). Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord's review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord's accounting for Operating Costs is consistent with the terms of this Lease, Landlord's good faith judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Costs shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the period of time in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). Nothing in this Section 4.(c) shall be construed to limit, suspend or abate Tenant's obligation to pay Rent, including Additional Rent, when due.

     5. DELINQUENT PAYMENT; HANDLING CHARGES. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 18% per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this
Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until 5 days after Landlord delivers written notice of such delinquency to Tenant.

     6. SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

     In lieu of a Security Deposit in immediately available funds, Tenant may deliver to Landlord a standby, unconditional, irrevocable letter of credit in the face amount of the Security Deposit, naming Landlord as beneficiary, issued by any of the 5 largest national banking associations with banking offices in Dallas, Texas, permitting partial draws thereon, and otherwise in the form of Exhibit J attached hereto or another form reasonably acceptable to Landlord. Tenant shall from time to time cause its letter of credit to be renewed no later than 30 days prior to any expiration date thereof so that its letter of credit remains in effect for 30 days after the scheduled expiration date of the Term or any renewal Term; if Tenant fails timely to renew its letter of credit, then Landlord shall have the right to draw thereon, and retain the amounts so drawn as the Security Deposit. Landlord may draw upon the letter of credit and apply the proceeds thereof to perform any of Tenant's unperformed obligations under this Lease. After any such draw, Tenant shall pay to Landlord on demand the amount so drawn to be held as part of the Security Deposit. Tenant hereby irrevocably appoints Landlord its true and lawful attorney-in-fact, such power of attorney being coupled with an interest, with full power of substitution, to do any one or more of the following in its sole discretion upon the occurrence of an Event of Default under the Lease: (a) demand, collect, receive, sue for, compound and give acquittance for any and all amounts which may be or become due or payable with respect to the letter of credit and all funds evidenced thereby,
(b) execute any and all withdrawal receipts or others orders for the payment of monies drawn from the letter of credit, (c) endorse the name of Tenant on all commercial paper given in payment or in partial payment of the letter of credit,
(d) file any claim or institute any proceeding with respect to the letter of credit, (e) transfer the letter of credit into the name of Landlord or its nominee, and (f) take any other action which Landlord may deem necessary or appropriate to protect and preserve the right, title, and interest of Landlord under the Lease. To further secure Tenant's obligations under the Lease, Tenant hereby pledges to Landlord and grants to Landlord a security interest in, the letter of credit, and all renewals and replacements thereof, and proceeds therefrom.

     7. LANDLORD'S OBLIGATIONS.

          (a) SERVICES. Landlord shall use all reasonable efforts to furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7(a)(2): (A) at any time other than between 8:00 a.m. and 5:30 p.m. on weekdays

(other than holidays), or (B) on Saturdays, Sundays or holidays, then such services (i.e, after-hour HVAC services) shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within 30 days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service.

          (b) EXCESS UTILITY USE. Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

          (c) RESTORATION OF SERVICES. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant's obligations hereunder.

          (d) ALTERNATE SERVICE PROVIDER. Landlord has advised Tenant that presently Massachusetts Electric Company (the "ELECTRIC SERVICE PROVIDER") is the electric utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord reserves the right at any time and from time to time before or during the Term to either contract for electric service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "ALTERNATIVE SERVICE PROVIDER") or continue to contact for electricity service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider and any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring and other machinery within the Premises.

     8. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

          (a) IMPROVEMENTS; ALTERATIONS. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by standards in the following sentence. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord)
(1) the Building's Structure or the Building's Systems (including the Building's restrooms or mechanical rooms), (2) the exterior appearance of the Building, or
(3) the appearance of the Building's common areas or elevator lobby areas. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which, would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant at its risk and expense, in accordance with all Laws; Landlord's consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

          (b) REPAIRS; MAINTENANCE. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

          (c) PERFORMANCE OF WORK. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building's Structure and the Building's Systems). All such work which may affect the Building's Structure or the Building's Systems must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work. Tenant shall provide sworn statements, including the names, addresses and copies of contracts for all contractors, and upon completion of any work shall promptly furnish Landlord with sworn owner's and contractor's statements and full and final waivers of lien covering all labor and materials included in the work in question.

          (d) MECHANIC'S LIENS. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within 10 days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Building or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant or any contractor or subcontractor of Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Building or Landlord's interest therein due to any work performed by or for Tenant.

     9. USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 300 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). Tenant shall not use any substantial portion of the Premises for a "call center," any other telemarketing use, or any credit processing use. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

     10. ASSIGNMENT AND SUBLETTING.

          (a) TRANSFERS. Except as provided in Section 10.(g), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
(4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10.(a)(l)through 10.(a)(6) being a "TRANSFER").

          (b) CONSENT STANDARDS. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (D) is not a governmental entity, or subdivision or agency thereof, and (E) is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building; otherwise, Landlord may withhold its consent in its sole discretion.

          (c) REQUEST FOR CONSENT. If Tenant requests Landlord's consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $1,000 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees incurred in connection with considering any request for consent to a Transfer.

          (d) CONDITIONS TO CONSENT. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

          (e) CANCELLATION. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (f) ADDITIONAL COMPENSATION. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

          (g) PERMITTED TRANSFERS. Notwithstanding Section 10.(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "PERMITTED TRANSFER") to the following types of entities (a "PERMITTED TRANSFEREE") without the written consent of Landlord:

               (1) an Affiliate of Tenant;

               (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

               (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements, affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

     11. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

          (a) TENANT'S INSURANCE. Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000.00 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy), (4) worker's compensation insurance, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          (b) LANDLORD'S INSURANCE. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) fire and extended risk insurance for the Building's replacement value and (2) commercial general liability insurance in an amount of not less than $3,000,000.00. The cost of all insurance carried by Landlord with respect to the Building shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

          (c) NO SUBROGATION. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against under any insurance policy that-covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other parry.

          (d) INDEMNITY. Subject to Section 11.(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises, except to the extent caused by the negligence or fault of Landlord or its agents, or (2) Tenant's failure to perform its obligations under this Lease. Subject to Section 11.(c), Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence in the Building's common areas, except to the extent caused by the negligence or fault of Tenant or its agents. The indemnities set forth in this Section 11.(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

     12. SUBORDINATION; ATTORNMENT: NOTICE TO LANDLORD'S MORTGAGEE.

          (a) SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a "MORTGAGE"), or any ground lease, master lease, or primary lease (each, a "PRIMARY LEASE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a "LANDLORD'S MORTGAGEE"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord's Mortgagee so elects, the subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease.

          (b) ATTORNMENT. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c) NOTICE TO LANDLORD'S MORTGAGEE. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (d) LANDLORD'S MORTGAGEE'S PROTECTION PROVISIONS. If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

     13. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant's use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     14. CONDEMNATION.

          (a) TOTAL TAKING. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking.

          (b) PARTIAL TAKING - TENANT'S RIGHTS. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (c) PARTIAL TAKING - LANDLORD'S RIGHTS. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14.(b).

          (d) AWARD. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

     15. FIRE OR OTHER CASUALTY.

          (a) REPAIR ESTIMATE. If the Premises or the Building are damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "DAMAGE NOTICE") of the time needed to repair the damage caused by such Casualty.

          (b) TENANT'S RIGHTS. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 270 days after the Casualty (the "REPAIR PERIOD"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

          (c) LANDLORD'S RIGHTS. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

          (d) REPAIR OBLIGATION. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall only be required to reconstruct the Premises to the extent of any improvements existing therein on the date of the damage that were installed by Landlord as part of the Work (if any) pursuant to Exhibit D ("LANDLORD'S CONTRIBUTION"), and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. Tenant shall be responsible for repairing or replacing its furniture, equipment, fixtures, alterations and other improvements which Landlord is not obligated to restore, and shall use the proceeds of its insurance for such purpose. Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("TENANT'S CONTRIBUTION"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord other commercially reasonable assurances of payment thereof)

          (e) ABATEMENT OF RENT. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

     16. PERSONAL PROPERTY TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

     17. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT":

          (a) PAYMENT DEFAULT. Tenant's failure to pay Rent within 5 days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

          (b) ABANDONMENT. Tenant (1) abandons or vacates the Premises or any substantial portion thereof or (2) fails to continuously operate its business in the Premises;

          (c) ESTOPPEL. Tenant fails to provide any estoppel certificate after Landlord's written request there for pursuant to Section 25.(e) and such failure shall continue for 5 days after Landlord's second written notice thereof to Tenant;

          (d) OTHER DEFAULTS. Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof;

          (e) INSOLVENCY. The filing of a petition by or against Tenant (the term "TENANT" shall include, for the purpose of this Section 17.(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof; and

          (f) ADDITIONAL SECURITY DEPOSIT. Tenant's failure to pay the Additional Security Deposit within 5 days after Landlord has delivered written notice to Tenant that the same is due.

     18. REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

          (a) TERMINATION OF LEASE. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of
(1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term plus Landlord's estimate of aggregate expenses of reletting the Premises, minus
(B) the then present fair rental rate value of the Premises for such period;

          (b) TERMINATION OF POSSESSION. Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this
Section 18.(b), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18.(b). If Landlord elects to proceed under this
Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a); or

          (c) ALTERATION OF LOCKS. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

     Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

     19. PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES.

          (a) PAYMENT BY TENANT. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in

(1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          (b) NO WAIVER. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

          (c) CUMULATIVE REMEDIES. Any and all remedies set forth in this Lease:
(1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

     20. LANDLORD'S LIEN. In addition to any statutory landlord's lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured parry under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord's security interest in the Collateral.

     21. SURRENDER OF PREMISES. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the

Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option. Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under
Section 20. The provisions of this Section 21 shall survive the end of the Term.

     22. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over,
(a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Basic Rent payable during the last month of the Term, or (2) 125% of the prevailing rental rate in the Building for similar space, and
(b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

     23. CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          (a) BUILDING OPERATIONS. To decorate, and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b) SECURITY. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;

          (c) PROSPECTIVE PURCHASERS AND LENDERS. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

          (d) PROSPECTIVE TENANTS. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the

Premises to prospective tenants.

     24. [INTENTIONALLY OMITTED].

     25. MISCELLANEOUS.

          (a) LANDLORD TRANSFER. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

          (b) LANDLORD'S LIABILITY. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

          (c) FORCE MAJEURE. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d) BROKERAGE. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Trammell Crow Company and CB Richard Ellis/Whittier Partners L.P., whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e) ESTOPPEL CERTIFICATES. From time to time, Tenant shall furnish to any party designated by Landlord, within 10 days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

          (f) NOTICES. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g) SEPARABILITY. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) AMENDMENTS; AND BINDING EFFECT. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) QUIET ENJOYMENT. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j) NO MERGER. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k) NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (l) ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m) WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

          (n) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

          (o) RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord.

          (p) JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All unperformed obligations of Tenant at the end of the Term shall survive.

          (q) FINANCIAL REPORTS. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except
(1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.(q) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

          (r) LANDLORD'S FEES. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (s) TELECOMMUNICATIONS. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems ("TELECOMMUNICATIONS SERVICES"), for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord's policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services. However, nothing in this Section 25.(s) shall prohibit Tenant's employees from accessing areas solely within the Premises that do not contain any equipment serving other tenants of the Building or the Building's Systems.

          (t) CONFIDENTIALITY. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          (u) AUTHORITY. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

          (v) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.(v), Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section 25.(v). This indemnity provision shall survive termination or expiration of this Lease.

          (w) LIST OF EXHIBITS. All exhibits and attachments attached hereto are incorporated herein by this reference.

          Exhibit A -   Plan Showing the Premises
          Exhibit A-1 - Plan Showing the Additional Premises
          Exhibit B -   Description of the Land
          Exhibit C -   Building Rules and Regulations
          Exhibit D -   Tenant Finish-Work
          Exhibit E -   Form of Confirmation of Commencement Date Letter
          Exhibit F -   Form of Tenant Estoppel Certificate
          Exhibit G -   Parking
          Exhibit H -   Renewal Option
          Exhibit I -   Additional Premises
          Exhibit J -   Form of Letter of Credit

     26. OTHER PROVISIONS.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANTS INTENDED COMMERCIAL PURPOSE, AND TENANTS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease to be duly executed as a Massachusetts instrument under seal as of the day and year first above written.

LANDLORD:                               W9/TIB REAL ESTATE LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: W9/TIB Gen-Par, Inc., a Delaware
                                            corporation, its general partner


                                        By: /s/ Stephen M. Abelman
                                            ------------------------------------
                                        Name: Stephen M. Abelman
                                        Title: Assistant Vice President


TENANT:                                 ERUNWAY, INC.,
                                        a Delaware corporation


                                        By: /s/ JACK STEINKRAUSS
                                            ------------------------------------
                                        Name: JACK STEINKRAUSS
                                        Title: SVP

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (this "First Amendment") is hereby entered into as of the ______ day of November, 2000 by and between W9/TIB REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership having an address c/o Archon Group, L.P., 1275 K Street, N.W., Suite 900, Washington, D.C. 20005 ("Landlord"), and ERUNWAY, INC., a Delaware corporation having an address at 2000 West Park Drive, Westborough, Massachusetts 01581 ("Tenant").

     WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement (the "Lease") dated as of June _______, 2000 by which Landlord leased to Tenant and Tenant leased from Landlord a portion of the building (the "Building") located at and numbered 2000 West Park Drive, Westborough, Massachusetts consisting of approximately 10,499 rentable square feet of floor area on the third floor of the Building, as more particularly described in the Basic Lease Information (as defined in the Lease) and as shown cross-hatched on the plan attached to the Lease as Exhibit A (the "Original Premises").

     WHEREAS, the Term (as defined in the Lease) commenced on September 1, 2000 and expires on August 31, 2005.

     WHEREAS, pursuant to Exhibit I attached to the Lease, Landlord shall lease to Tenant and Tenant shall lease from Landlord a portion of the third floor of the Building consisting of approximately 11,648 rentable square feet of floor area as shown cross-hatched on the plan attached to the Lease as Exhibit A-l (the "Additional Premises") commencing on the Additional Premises Commencement Date (as defined in the Lease).

     WHEREAS, Landlord and Tenant have agreed to extend the Term beyond August 31, 2005 to expire on the Expiration Date (as defined below) in accordance with the terms and provisions of this First Amendment.

     WHEREAS, Landlord now desires to lease to Tenant and Tenant now desires to lease from Landlord additional space on the first floor of the Building in accordance with the terms and provisions of this First Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in Lease, Landlord and Tenant hereby agree as follows:

     1. The Term is hereby extended so as to expire on the last day of the sixtieth full calendar month following the later of (i) January 1, 2001 or (ii) the Additional Premises Commencement Date (the "Expiration Date"). Therefore, notwithstanding anything in the Lease to the contrary, the "Term" shall be defined as the period commencing on September 1, 2000 and ending at 5:00 p.m. local time on the Expiration Date, subject to adjustment and earlier termination as provided in the Lease or this First Amendment.

     2. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of the first floor of the Building consisting of approximately 7,848 rentable square feet of floor area, as shown cross-hatched on the plan attached hereto as Exhibit A and incorporated herein by this reference (the "First Amendment Premises"), upon the same terms and conditions set forth in the Lease and this First Amendment for the Original Premises except as otherwise provided in this First Amendment, for a term commencing on December 1, 2000 and expiring on the Expiration Date, unless terminated earlier as provided in the Lease or this First Amendment. Notwithstanding anything in the Lease to the contrary, for the period from and including December 1, 2000 to the day prior to the Additional Premises Commencement Date, the word "Premises", wherever such word appears in the Lease or this First Amendment, shall mean the Original Premises and the First Amendment Premises. Notwithstanding anything in the Lease to the contrary, effective on and after the Additional Premises Commencement Date, the word "Premises", wherever such word appears in the Lease or this First Amendment, shall mean, collectively, the Original Premises, the Additional Premises and the First Amendment Premises.

     3. Notwithstanding anything in the Lease, to the contrary, effective on and after December 1, 2000 through the end of the Term, the Basic Rent due and payable by Tenant to Landlord under the Lease (as amended by this First Amendment) for the First Amendment Premises shall be as follows:

              Period                   Monthly Basic Rent      110       160
              ------                   ------------------   --------   -------
December 1, 2000 - December 31, 2002       $18,639.00       15112.13   3526.87
January 1, 2003 - December 31, 2003        $19,293.00       15642.38   3650.62
January 1, 2004 - Expiration Date          $19,947.00       16172.63   3774.37

     Basic Rent for the First Amendment Premises shall be conditionally abated during the month of December 2000. Commencing with January 1, 2001, Tenant shall make Basic Rent payments for the First Amendment Premises as otherwise provided in the Lease and this First Amendment. Notwithstanding such abatement of Basic Rent for the First Amendment Premises (a) all other sums due under the Lease or this First Amendment shall be payable as provided in the Lease, and (b) any increases in Basic Rent for the First Amendment Premises set forth in the Lease and this First Amendment shall occur on the dates scheduled therefor.

     4. Notwithstanding anything in the Lease to the contrary, effective on and after September 1, 2005 through the end of the Term, the Basic Rent due and payable by Tenant to Landlord under the Lease (as amended by this First Amendment) for the Original Premises and the Additional Premises shall be $56,290.91 per calendar month.

     5. Notwithstanding anything in the Lease, including, without limitation, the definition of the phrase "Tenant's Proportionate Share" as set forth in the Basic Lease Information, to the contrary, effective on and after January 1, 2001, Tenant's Proportionate Share shall be 47.48%, which is the percentage obtained by dividing the rentable square feet in the Premises (29,995) by the rentable square feet in the Building (63,180). Landlord and Tenant stipulate that the number of rentable square feet in the Original Premises, the Additional Premises, the First Amendment Premises and the Building as set forth in the Lease and this First Amendment shall be binding upon them.

     6. Tenant's taking possession of the First Amendment Premises shall be conclusive evidence that the First Amendment Premises were in good order and satisfactory condition when Tenant took possession thereof. No agreement of Landlord to alter, remodel, decorate, clean or improve the First Amendment Premises (or to provide Tenant with any credit or allowance for the same) and no representation or warranty regarding the condition of the First Amendment Premises or the suitability of the First Amendment Premises for Tenant's proposed use thereof, have been made by or on behalf of

Landlord or relied upon by Tenant in connection with this First Amendment, except as otherwise provided in Exhibit B attached hereto and incorporated by this reference.

     7. Simultaneously with the execution and delivery of this First Amendment by Tenant, Tenant shall pay to Landlord $239,364.00, which shall be held by Landlord to secure Tenant's performance of its obligations under the Lease and this First Amendment pursuant to the terms and provisions of Section 6 of the Lease. Therefore, the Basic Lease Information is hereby amended by changing the amount of the Security Deposit (as defined in the Basic Lease Information) from "$553,675.00" to "793,039.00".

     8. Tenant represents to Landlord that Tenant has not dealt with any brokers other than Trammel Crow Company and CB Richard Ellis/Whitter Partners L.P. (collectively, the "Brokers") in connection with this First Amendment and that, insofar as Tenant knows, no other broker negotiated this First Amendment or is entitled to any commission or fee in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its asset manager, its property manager and their respective employees harmless from and against any claim for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this First Amendment.

     9. Section 4.(b) of the Lease is hereby amended by deleting all of such
Section 4.(b). In addition, all references in the Lease to the phrase "Electrical Costs" are hereby deleted. Section 7 of the Lease is hereby amended by adding at the end thereof a new subsection (e) as follows:

     10. "To the extent that the Premises are separately metered for electricity, Tenant shall pay (as hereinafter described) for the use of all electrical service to the Premises. Tenant shall be billed directly by the electric utility company and Tenant agrees to pay each bill promptly in accordance with its terms, and upon default in making such payment, Landlord may pay such charges and collect the same from Tenant. In the event for any reason Tenant cannot be billed directly, Landlord shall forward each bill received with respect to the Building to Tenant of which Tenant shall pay its proportionate share (as reasonably determined by Landlord based upon either square footage or level of use) promptly and in accordance with its terms. If the Premises are not separately metered for any reason, Tenant shall pay Landlord as further additional rent, in monthly installments at the time prescribed for monthly installments of Basic Rent, a pro rata share of the cost of electricity for the Premises as estimated by Landlord from time to time in Landlord's reasonable discretion. Initially, the cost estimate by Landlord shall be at the rate of $1.00 per rentable square foot of the Premises per annum. Landlord may require the purchase and installation of a meter and/or sub-meter, at Tenant's sole cost and expense, for the purpose of metering and/or sub-metering Tenant's consumption of electricity. Tenant shall keep such meter and/or sub-meter serving the Premises and their related installation equipment in good working order and repair."

     The terms and provisions of this paragraph 9 shall take effect retroactive to September 1, 2000.

     11. Given that the Additional Premises Work has already commenced and is proceeding, it is assumed herein that the Additional Premises Commencement Date will occur prior to January 1, 2001. However, if the Additional Premises Commencement Date occurs after January 1, 2001, then paragraph 5 of this First Amendment shall be modified to provide that, effective on and after the January 1, 2001 "Tenant's Proportionate Share" shall be 29.04%, and, effective on and after the Additional Premises Commencement Date, "Tenant Proportionate Share" shall be 47.48%.

     12. Submission of this First Amendment for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and this First Amendment shall not be effective unless and until execution and delivery thereof by both Landlord and Tenant.

     13. In all other respects, Landlord and Tenant hereby reaffirm all of the covenants, agreements, terms, conditions and other provisions of the Lease except as modified hereby, and the Lease is hereby incorporated in full herein by reference. The terms and provisions of this First Amendment shall be effective as of the date first above written, except as may otherwise be expressly provided herein.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as a sealed instrument as of the date first above written.

                                        LANDLORD:

                                        W9/TIB REAL ESTATE LIMITED PARTNERSHIP

                                        By: W9/TIB GEN-PAR, INC.,
                                            its General Partner


                                        By: /s/ Stephen M. Abelman
                                            ------------------------------------
                                        Name: Stephen M. Abelman
                                        Title: Assistant Vice President


                                        TENANT:

                                        ERUNWAY, INC.


                                        By: /s/ JACK STEINKRAUSS
                                            ------------------------------------
                                        Name: JACK STEINKRAUSS
                                        Title: SVP

                     SECOND AMENDMENT AND EXTENSION OF LEASE

     THIS INSTRUMENT, dated as of December 30, 2003, by and between 2000 Westborough Office Park LLC, a Delaware limited liability company (the "Landlord") and Virtusa Corporation, a Delaware corporation formerly known as eRunway, Inc. (the "Tenant") is an amendment and extension of a certain lease by and between the Landlord and the Tenant.

     Reference is made to the following facts:

     A. W9/TIB Real Estate Limited Partnership, a Delaware limited partnership ("W9/TIB") and Tenant entered into a certain lease dated as of June, 2000, as amended by a First Amendment to Lease dated as of November, 2000 (as amended, the "Lease"), with respect to certain space (the "Premises") in the building at 2000 West Park Drive, Westborough, Massachusetts, containing 29,995 rentable square feet of floor area on the first and third floors of such building.

     B.   The Landlord is the successor-in-interest to W9/TIB under the Lease.

     C. The Term of the Lease, as previously extended, is scheduled to expire on December 31, 2005.

     D. The Landlord and Tenant are wiling to amend and to extend the Lease, upon the terms and conditions set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows (Capitalized terms used but not defined herein shall have the meanings given in the Lease.):

     1.   The Term of the Lease is hereby extended until February 28, 2011.

     2. The Tenant accepts the Premises in its "as is" condition as of the date of this Amendment and agrees that all obligations of the Landlord to perform any construction or other leasehold improvement work in the Premises have been performed in full.

     3. Notwithstanding anything contained in the Lease to the contrary, effective January 1, 2004 (the "Restructure Date"), the Basic Rent shall be payable at the following rates (the period from January
          1, 2004, through February 28, 2011, is hereinafter referred to as the "Restructure Term"):

          (i)  for the period from January 1, 2004, through December 31, 2004:
               $614,897.50 per annum ($51,241.46 per month);

          (ii) for the period from January 1, 2005, through December 31, 2005:
               $633,344.43 per annum ($52,778.70 per month);

          (iii) for the period from January 1, 2006, through December 31, 2006:
               $652,344.76 per annum ($54,362.06 per month);

          (iv) for the period from January 1, 2007, through December 31, 2007:
               $671,915.10 per annum ($55,992.93 per month);

          (v)  for the period from January 1, 2008, through December 31, 2008:
               $692,072.55 per annum ($57,672.71 per month);

          (vi) for the period from January 1, 2009, through December 31, 2009:
               $712,834.73 per annum ($59,402.89 per month);

          (vii) for the period from January 1, 2010, through December 31, 2010:
               $734,219.77 per annum ($61,184.98 per month); and

          (viii) for the period from January 1, 2011, through February 28, 2011:
               $756,246.36 per annum ($63,020.53 per month).

          Notwithstanding the foregoing, no Basic Rent shall accrue or be payable for and with respect to the period from January 1, 2006, through February 28, 2006.

     4. The Tenant may elect to extend the term of the Lease for one (1) five
(5) year period (the "Option Term"), by giving the Landlord notice of such election (the "Election Notice") not earlier than twelve (12) months nor later than nine (9) months before the expiration of the Restructure Term, provided the Tenant is not in default on the date such notice is given or on the commencement date of the Option Term. Such extension shall be upon the same terms, covenants, and conditions contained in the Lease except that the Tenant shall have no further right to extend the Term and except that the Basic Rent for the Option Term shall be at a rate equal to the greater of $756,246.36 per annum or the fair market rent for the Premises as of the commencement of the Option Term. If the Landlord and the Tenant are unable to agree in writing on the amount of such fair market rent by the date that is thirty (30) days after the date of the Election Notice, then the fair market rent shall be determined as follows: On or before the date that is forty (40) days after the date of the Election Notice, the Landlord shall specify in writing the rent (the "Landlord's Rental Rate") at which the Landlord is willing to lease the Premises for the Option Term and the Tenant shall specify in writing the rent (the "Tenant's Rental Rate") which the Tenant is willing to pay for the Option Term, the Landlord and the Tenant shall each appoint one appraiser. The two appraisers so appointed shall endeavor to determine the fair market rent. If such appraisers are unable to agree on the amount of such fair market rent on or before the date that is seventy (70) days after the date of the Election Notice, they shall appoint a third appraiser on or before the date that is eighty (80) days after the date of the Election Notice. The three appraisers shall stipulate the fair market rent within thirty
(30) days after the appointment of the third appraiser. The fair market rent shall be the amount agreed upon in writing by any two of the three appraisers and the fair market rent so determined shall be conclusive on the Landlord and the Tenant. The total costs of such appraisal shall be split equally between the parties;

     5. Effective as of the date hereof, the Lease shall be amended as follows:

          (a) the paragraph on page (ii) of the basic Lease information entitled "Landlord's Address" shall be deleted in its entirety and the following shall be substituted in its place:

"Landlord's   For all Notices:           With a copy to:
Address:      1900 Westborough Office    1900 Westborough Office
              Park LLC                   Park LLC
              c/o General Investment &   c/o General Investment &
              Development Co.            Development Co.
              600 Atlantic Ave.,         600 Atlantic Ave.,
              Suite 2000                 Suite 2000
              Boston, MA 02110           Boston, MA 02110
              ATTN: Portfolio Manager    ATTN: Legal Counsel
              Telephone: 617-973-9680    Telephone: 617-973-9680
              Telecopy: 617-973-9646     Telecopy: 617-973-9679

     6.   As of the Effective Date, the Lease shall be amended as follows:

          (i) in the paragraph of Basic Lease Information entitled "Expense Stop", delete "calendar year 2000" and insert in its place "calendar year 2004";

          (ii) in the paragraph of Basic Lease Information entitled "Base Tax Year", delete "the fiscal year ending June 30, 2001" and insert in its place "Calendar year 2004 (For purposes of calculating the Taxes for calendar year 2004, such amount shall equal fifty percent (50%) of the Taxes payable for fiscal year 2004 (i.e., July 1, 2003, through June 30, 2004) plus fifty percent (50%) of the Taxes payable for fiscal year 2005 (i.e., July 1, 2004, through June 30, 2005);

          It is understood that the expenses will be grossed up to reflect a 95% occupancy of the Building and/or Office Park, as applicable.

          The foregoing changes shall not affect the calculation of additional rent payable under the Lease for the period prior to the commencement of the Restructure Term.

          (iii) In Section 10(e), delete the first sentence thereof in its entirety and insert in its place the following:

               "Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or to a subletting that, collectively with all previous subleases, results in a subleasing of more than 40% of the rentable floor area of the Premises, cancel this Lease as to the portion of Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective."

          (iv) In Section 10(f), insert, in the second line thereof, between "thereof," and "the excess", the following:

               "50% of".

          (v) In Section 10(c), delete the last sentence thereof in its entirety.

          (vi) In Section 22, delete the first sentence in its entirety and insert in its place the following:

               "If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Basic Rent payable during the last month of the Term, (provided, however, that if such holding over continues for more than sixty (60) days, then the Basic Rent shall increase to 200% of the Basic Rent payable during the last month of the Term (b) Tenant shall otherwise continue to be subject to all of Tenant's obligations under this Lease."

     7. Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than Spaulding and Slye LLC and Richards Barry Joyce & Partners (collectively, the "Broker") in connection with this transaction and agrees to defend, indemnify and save the other party harmless from and against any and all claims for commissions or fees resulting from a breach of the warranting party's warranties and representations. Landlord shall be responsible for any commissions or fees owed to the Broker in connection with this transaction in accordance with a separate agreement between Broker and Landlord.

     8. Right of First Offer (a) If at any time prior to January 1, 2008, Landlord in its sole discretion determines that any separately demised leaseable area on the first floor of the Building (each such area, a "ROFO Space") has become "available for leasing" (as hereinafter defined), and provided that the conditions precedent set forth in Subsection (c) below are then satisfied, then prior to offering to lease such ROFO Space to any 3rd parties, Landlord shall deliver notice thereof to Tenant (the "ROFO Notice") setting forth a description of the ROFO Space in question (including the rentable area thereof), the Landlord's determination of the Basic Rent and Additional Rent for the ROFO Space, the other material business terms upon which Landlord is willing to lease the ROFO Space, and the date Landlord anticipates that the ROFO Space will become available for leasing (the "ROFO Space Availability Date"). Provided that all of the conditions precedent set forth in this Section 8 are fully satisfied by Tenant, Tenant shall have the option (the "ROFO Option"), exercisable by Tenant delivering written notice (the "Acceptance Notice") to Landlord within twenty (20) calendar days after delivery by Landlord of the ROFO Notice, to lease the ROFO Space upon all of the terms and conditions set forth in the ROFO Notice, including the Annual Fixed Rent, escalation rent, and Additional Rent for the ROFO Space designated by Landlord as set forth therein. Time shall be of the essence as to Tenant's giving of the Acceptance Notice with respect to any ROFO Space. If (a) Tenant fails to deliver an Acceptance Notice within such twenty (20) day period, or (b) if Tenant timely delivers an Acceptance Notice as aforesaid but does not execute and deliver a final fully executed amendment to this Lease with respect to the leasing of the ROFO Space, in form and substance reasonably satisfactory to Landlord within forty five (45) days after delivery of the Acceptance Notice, then Tenant shall be deemed to have rejected the option to lease the applicable ROFO Space (the "Rejected ROFO Space"). In such event, the Landlord shall be free for one hundred eighty (180) days after the date of the ROFO Notice to lease the ROFO Space to any party without again offering such space to the Tenant; provided, however, that if the Landlord offers the ROFO Space for a rental rate that is less than ninety (90%) percent of the rate set forth in the ROFO notice, then the Landlord shall first offer the ROFO Space to the Tenant on such terms. If Landlord does not lease the ROFO Space during such one hundred eighty (180) day period or if the Landlord proposes to lease the ROFO Space during such period at a rental rate below ninety (90%) percent of the effective rate, taking into consideration rental rate and concessions, set forth in the ROFO Notice, the terms of this Section 8 shall continue to apply to such space.

     (b) For purposes of this Section 8, space shall be deemed "available for leasing" when Landlord has determined in its discretion that (a) the space is vacant, or (b) the respective existing tenant or occupant will not extend or renew the term of its lease or other occupancy agreement for the ROFO Space and that said existing tenant or occupant is not interested either in extending or renewing its lease or other occupancy agreement for the ROFO Space or in entering into a new lease for such ROFO Space. For purposes of this Section 8, space shall not be deemed "available for leasing" if, at the time in question
(a) any person or entity holds any option or right to lease or occupy the ROFO Space, or to renew its lease or right(s) of occupancy thereof, or any other rights or claims thereto (including, without limitation, any rights of first offer, rights of first refusal or expansion rights) or (b) Landlord intends to occupy the ROFO Space. Without limitation, so long as a tenant or other occupant leases or occupies all or a portion of the ROFO Space, Landlord shall be free to extend or renew any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be "available for leasing." In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant (the "Hold-Over Tenant") to vacate any ROFO Space by any particular date. However, if such Hold-Over Tenant continues to occupy such ROFO Space for 120 days after the ROFO Space Availability Date then Tenant may elect to terminate its agreement to lease the ROFO Space by giving Landlord written notice of such election at any time after the expiration of such 120-day period and before Landlord delivers possession of the ROFO Space, in which event Tenant's election to lease the ROFO Space shall become void on the date that is thirty (30) days after Tenant gives Landlord such termination notice, unless on or before the expiration of such 30-day period, Landlord delivers possession of the ROFO Space to Tenant, in which event such termination shall become void. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer pursuant to this Section is subject and subordinate in all respects to the rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant or occupant of the Building existing on the date hereof.

     (c) Tenant shall have no right to exercise the ROFO Option unless all of the following conditions have been satisfied both on the date of the Acceptance Notice and on the ROFO Space Commencement Date (as hereinafter defined): (a) no default or Event of Default shall exist at the time of the offer, (b) Landlord shall not have validly given Tenant more than (2) notices of monetary default under the Lease in the twelve (12) month period immediately preceding to the Acceptance Notice and (c) the named Tenant herein (i.e. Virtusa Corporation) shall occupy not less than seventy percent (70%) of the rentable floor area of the Premises.

     (d) Effective as of the date on which Landlord delivers the ROFO Space to Tenant (the "ROFO Space Commencement Date"):

          (i) The ROFO Space shall be added to and be deemed to be a part of the Premises for all purposes under this Lease (except as otherwise provided in this Section 8);

          (ii) The ROFO Space shall be delivered in broom-clean condition, free of all tenants and occupants subject to improvement allowance, if any, offered in the ROFO Notice.

          (iii) Basic Rent and Additional Rent (including a Base Year) for the ROFO Space shall be as set forth in the ROFO Notice; and

          (iv) Tenant shall pay all Additional Rent payable under this Lease with respect to the applicable ROFO Space, except to the extent that any such Additional Rent is included in the amounts payable under clause (iii) above.

     (e) If Tenant exercises the ROFO Option, upon request made by Landlord, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease confirming the ROFO Space Commencement Date, the Annual Fixed Rent, the improvement allowance, if any, escalation rent and Additional Rent payable with respect to the ROFO Space, the incorporation of the ROFO Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in Subsection (d) above. The failure of either party to execute and deliver such an amendment shall not affect the rights, liabilities or obligations of the parties with respect to the ROFO Space.

     9. Security Deposit Reduction: Notwithstanding any other provision of the Lease to the contrary, the following provisions shall apply to the Security Deposit under the lease:

     (a) As of the date of this Amendment, the Security Deposit being held by the Landlord equals $793,039.00. Subject to the following conditions, on the Effective Date the Security Deposit shall be reduced to $614,897.50. Such reduction, and any future reductions provided for in this Section 9, shall, so long as the Security Deposit is in the form of one or more letters of credit, be accomplished by the Tenant providing the Landlord with a substitute or replacement letter(s) of credit in the reduced amount of the security deposit, whereupon the Landlord shall forthwith return to the Tenant the letter(s) of credit for the previous amount of the Security Deposit.

          The reduction permitted in this Subsection (a) is made on the condition that at all times from the Effective Date until December 31, 2005, the Tenant shall (i) timely make all payments of Basic Rent and Additional Rent and (ii) maintain a net worth of at least $15,000,000.00 and a cash balance of $5,500,000. If either such condition ceases to the satisfied at any time before December 31, 2005, then, forthwith upon demand therefor by the Landlord, the Tenant shall deliver to the Landlord an additional Security Deposit in the amount of $178,141.50 (i.e., $793,039.00 minus $614,897.50). Upon written request by Landlord, the Tenant shall deliver to the Landlord, within thirty (30) days after the close of each calendar quarter through December 31, 2005, a quarterly financial statement for the Tenant, as certified by the Tenant's Chief Financial Officer, for the most recently expired calendar quarter, showing the Tenant's financial condition in reasonable detail, including, without limitation, a balance sheet which outlines the Tenant's net worth and cash balance as of the close of such quarter.

     (b) In addition to the reduction provided for in Subsection (a) above, and regardless of whether such reduction is in effect as of the first Reduction Date (defined below), if, as of any Reduction Date, as hereinafter defined, (i) there is no uncured Event of Default and (ii) in the twelve (12) months immediately preceding to the Reduction Date, Landlord shall not have validly given Tenant two (2) notices of monetary default under the Lease which monetary defaults remained uncured for more than thirty (30) days after the applicable notice (notwithstanding the cure period provided in the Lease, which shall be unaffected by this Amendment), then the amount of the Security Deposit shall be reduced to equal the amount set forth below opposite each Reduction Rate:

Reduction Date   Security Deposit
--------------   ----------------
January 1,2006      $489,258.56
January 1,2008      $346,036.28
January 1,2010      $183,554.94

     10. The Tenant acknowledges and agrees that the Landlord's agreement to reduce the Basic Rent payable for the period (the "Rent Reduction Period") from January 1, 2004, through December 31,2005, is made in consideration of the Tenant's agreement to extend the Term of the Lease as provided herein and on the understanding that the Tenant will perform its obligations hereunder and under the Lease as amended hereby. Accordingly, the Tenant agrees that throughout the Rent Reduction Period, Basic Rent shall continue to accrue at the rates set forth in the Lease without taking into account this Amendment (the "Previous Rate"), provided that Basic Rent shall be payable at the rates set forth herein. The amount, as of any date, by which the accrued Basic Rent (i.e., at the Previous Rate) for the Rent Reduction Period exceeds the Basic Rent payable hereunder (i.e., at the rates set forth in this Amendment) is hereinafter referred to as the "Deferred Basic Rent". If before December 31,2005, (i) an Event of Default occurs pursuant to Section 17 (a) the Lease which Event of Default continues for more than twenty (20) days, i.e. thirty (30) days after the giving of notice with respect to such default (notwithstanding the cure period provided in the Lease, which shall be unaffected by this Amendment) or
(ii) an Event of Default occurs pursuant to Section 17(e) of the Lease (unless, notwithstanding the occurrence of such Event of Default, Tenant continues to make all required payments and performs all of its other obligations under the Lease through December 31, 2005), then in the event that the Landlord terminates the Lease or takes possession of the Premises under Section 18(b) of the Lease as a result of such Event of Default, in addition to such damages as may be payable under Article 19 of the Lease, (i) the Tenant shall also be liable to Landlord in damages for the amount of the Deferred Basic Rent, as of the date of such termination or taking of possession and (ii) for the balance of the Rent Reduction Period, Basic Rent shall be payable at the Previous Rate for the purposes of calculating the Landlord's damages on account of such Event of Default. If no Event of Default has occurred by January 1,2006, then this
Section 11 shall automatically become void and of no further effect.

     11. Tenant acknowledges that the rate currently charged by Landlord for after-hour HVAC services is $35.00 per hours and that the rate currently charged by Landlord for electric service is $1.25 per square foot per annum. Nothing contained herein shall affect Landlord's right to adjust such charges from time to time as provided in the Lease.

     12. Except as expressly amended hereby, the Lease shall remain in full force and effect.

     WITNESS the execution hereof under seal as of the date first set forth above.

                                        LANDLORD:

                                        2000 WESTBOROUGH OFFICE PARK LLC,
                                        a Delaware limited liability company

                                        By: Windsor Realty Fund IV-2002 L.P.,
                                            its sole member and manager

                                        By: Windsor Advisory IV LLC,
                                            its general partner

                                        By: Windsor Investment Company, Inc.,
                                            its sole member and manager


                                        By: /s/ Robert S. Farrington, Jr.
                                            ------------------------------------
                                        Name: Robert S. Farrington, Jr.
                                        Title: Clerk


                                        TENANT:

                                        VITUSA CORPORATION


                                        By: /s/ Paul D. Tutun
                                            ------------------------------------
                                        Name: Paul D. Tutun
                                        Title: Corporate Counsel